Exhibit 10.10

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Assignment”), dated as of February 25, 2008, is made and entered into by and among RAC Investors, LLC, a Delaware limited liability company (the “Seller”) and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Seller wishes to assign an aggregate of 257,143 shares of common stock (“Common Stock”) of the Raycliff Acquisition Corp. (the “Company”) (the “Securities”) to the Buyers and the Buyers wish to purchase the Securities from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Assignment of Securities. Seller hereby assigns the Securities to the Buyers, with each Buyer receiving such number of shares of Common Stock as shown by such Buyer’s name on Exhibit A hereto. The Buyers have paid to the Seller an aggregate amount of Twenty Five Dollars and Seventy-Two Cents ($25.72) (the “Purchase Price”), in consideration of the assignment. Within a reasonable time after the date hereof, (i) the Seller shall deliver to the Company for cancellation the certificate representing the Common Stock held by the Seller, (ii) the Company shall re-issue to the Seller certificates representing the Common Stock held by the Seller after giving effect to the sale of the Securities to the Buyers and (iii) the Company shall issue and deliver to the Buyers certificates representing the Securities purchased by the Buyers.

Section 2 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3 Investment Representations. Each Buyer represents and warrants, with respect to himself only, as follows: Such Buyer hereby acknowledges that an investment in the Securities involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Securities for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Securities will not be transferable under any circumstances unless the Buyer either registers the Securities in accordance with federal and state securities laws or finds and complies with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer. Such Buyer further understands that any certificates evidencing the Securities bear a legend referring to the foregoing transfer restrictions. The Securities are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Securities, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Securities and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

Section 4 Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all the parties sought to be bound thereby. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

SELLER:

RAC INVESTORS, LLC

	By:	RAYCLIFF MANAGEMENT, LLC its Managing Member

	By:	/s/ Bippy Siegal
	Name:	Bippy Siegal
	Title:	Managing Member

BUYERS:

/s/ Norman J. Balthasar
Norman J. Balthasar

/s/ Anthony E. Burke
Anthony E. Burke

/s/ Stephen Squeri
Stephen Squeri

SANFORD R. ROBERTSON AND JEANNE ROBERTSON, TRUSTEES OF THE ROBERTSON REVOCABLE TRUST, DATED NOVEMBER 27, 2002

By:	/s/ Sanford R. Robertson
Sanford R. Robertson, Trustee

Signature Page to the Securities Assignment Agreement

EXHIBIT A

Buyer Name	Common Stock
Norman J. Balthasar	57,143
Anthony E. Burke	57,143
Stephen Squeri	57,143
Robertson Revocable Trust	85,714

Total	257,143